Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

05-06

Contacts:	James Haddox, CFO Reba Reid Quanta Services, Inc. 713-629-7600	Ken Dennard / ksdennard@drg-e.com Lisa Elliott / lelliott@drg-e.com DRG&E 713-529-6600

QUANTA SERVICES REPORTS FIRST QUARTER RESULTS
Revenues increased to $372.5 million

HOUSTON – May 5, 2005 – Quanta Services, Inc. (NYSE:PWR) today announced results for the three months ended March 31, 2005.

     Revenues in the first quarter of 2005 were $372.5 million compared to revenues of $355.0 million in the first quarter of 2004. For the first quarter of 2005, net loss was $5.1 million, or a loss per share of $0.04, compared to net loss of $11.7 million, or a loss per share of $0.10 in the first quarter of 2004.

     “The first three months of 2005 were encouraging, especially because the first quarter is seasonally our slowest,” said John Colson, chairman and chief executive officer of Quanta Services. “Our stronger sales reflect the strengthening of our customers’ financial health, increased transmission and distribution spending and the Fiber-to-the-Premises (FTTP) initiatives.

     “Moreover, as a result of increased transmission and distribution activity, our electric power and gas operations achieved internal revenue growth of 12 percent in this year’s first quarter compared to last year’s first quarter and currently have the highest level of backlog in the company’s history.”

– MORE –

OUTLOOK

     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

     Quanta expects revenues for the second quarter of 2005 to range from $420 million to $440 million and diluted earnings per share to be between $0.02 and $0.04.

     Quanta Services has scheduled a conference call for May 5, 2005, at 9:30 a.m. eastern time. To participate in the call, dial (303) 262-2193 at least 10 minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public also will have the opportunity to listen to the conference call over the Internet by visiting the company’s web site at www.quantaservices.com. To listen to the call live on the web, please visit the Quanta Services web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call on the company’s website. A replay will also be available and may be accessed by calling (303) 590-3000 and using the pass code 11029646. For more information, please contact Karen Roan at DRG&E by calling (713) 529-6600.

     Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for the electric power, gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.

This press release contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues and earnings per share and other financial and operating results, capital expenditures, growth in particular markets, strategies, expectations, intentions, plans, future events, performance, underlying assumptions, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties, including, among others, quarterly variations in operating results due to seasonality and adverse weather conditions; adverse changes in economic conditions in relevant markets; the ability to effectively compete for market share; beliefs and assumptions about the collectibility of receivables; the inability of customers to pay for services; the financial distress of Quanta’s casualty insurance carrier that may require payment for losses that would otherwise be insured; liabilities for claims that are self-insured or for claims that Quanta’s casualty insurance carrier fails to pay; potential liabilities relating to occupational health and safety matters; estimates relating to the use of percentage-of-completion accounting; dependence on fixed price contracts; rapid technological and structural changes that could reduce the demand for services; the ability to obtain performance bonds; cancellation provisions within contracts; the replacement of contracts as they are completed or expire; the ability to effectively integrate the operations of subsidiaries; retention of key personnel and qualified employees; the impact of a unionized workforce on operations and the ability to complete future acquisitions; growth outpacing infrastructure; potential exposure to environmental liabilities; requirements relating to governmental regulation; the ability to meet the requirements of the Sarbanes-Oxley Act of 2002; the cost of borrowing, availability of credit, debt covenant compliance and other factors affecting financing activities; the ability to generate internal growth; and the adverse impact of goodwill impairments. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s reports filed with the Securities and Exchange Commission.

- Tables to follow -

Quanta Services, Inc. and Subsidiaries Consolidated Statements of Operations For the Three Months Ended March 31, 2005 and 2004 (In thousands, except per share information) (Unaudited)

	Three Months Ended March 31,
	2005	2004
Revenues	$372,505	$354,997
Cost of services	336,413	328,273

Gross profit	36,092	26,724
Selling, general & administrative expenses	42,462	43,542

Loss from operations	(6,370)	(16,818)
Interest expense	(6,018)	(6,366)
Other, net	1,684	473

Loss before taxes	(10,704)	(22,711)
Benefit for taxes	(5,576)	(11,017)

Net loss	$(5,128)	$(11,694)

Basic and diluted loss per share	$(0.04)	$(0.10)

Shares used in computing basic and diluted loss per share	115,229	113,918

Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	March 31,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$254,002	$265,560
Accounts receivable, net	330,980	348,828
Costs and estimated earnings in excess of billings on uncompleted contracts	50,955	42,092
Inventories	22,992	18,849
Prepaid expenses and other current assets	27,938	24,707

Total current assets	686,867	700,036
PROPERTY AND EQUIPMENT, net	312,352	314,983
ACCOUNTS AND NOTES RECEIVABLE, net	20,431	19,920
OTHER ASSETS, net	36,528	36,438
GOODWILL AND OTHER INTANGIBLES, net	388,554	388,620

Total assets	$1,444,732	$1,459,997

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$5,363	$6,236
Accounts payable and accrued expenses	206,474	203,656
Billings in excess of costs and estimated earnings on uncompleted contracts	11,222	11,166

Total current liabilities	223,059	221,058
LONG-TERM DEBT, net of current maturities	11,336	21,863
CONVERTIBLE SUBORDINATED NOTES	442,500	442,500
DEFERRED INCOME TAXES AND OTHER NON- CURRENT LIABILITIES	107,845	111,329

Total liabilities	784,740	796,750

STOCKHOLDERS’ EQUITY	659,992	663,247

Total liabilities and stockholders’ equity	$1,444,732	$1,459,997

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